Exhibit 11

Following is information about the computation of the earnings per share (EPS) data for the quarter ended September 30, 2002 and 2001:

                                                          For the Quarter Ended
                                                           September 30, 2002
                                                -------------------------------------
                                                  Income        Shares      Per-Share
                                                (Numerator)  (Denominator)    Amount
                                                -------------------------------------
Basic EPS

Income available to common stockholders .....    $ 373,784     4,528,349     $   0.08
                                                                             ========
Effect of Diluted Securities - None

Diluted EPS

Income available to common stockholders
    plus assumed conversions ................    $ 373,784     4,528,349    $   0.08
                                                 ===================================

                                                          For the Quarter Ended
                                                           September 30, 2001
                                                 ------------------------------------
                                                   Income       Shares      Per-Share
                                                 (Numerator) (Denominator)    Amount
Basic EPS

Income available to common stockholders .....    $ 253,356     4,529,077     $   0.06
                                                                             ========
Effect of Diluted Securities - None

Diluted EPS

Income available to common stockholders
    plus assumed conversions ................    $ 253,356     4,529,077     $   0.06
                                                 ====================================

Following is information about the computation of the earnings per share (EPS) data for the first 6 months ended June 30, 2002 and 2001:

                                                         For the 9 months Ended
                                                           September 30, 2002
                                                 ------------------------------------
                                                   Income        Shares     Per-Share
                                                 (Numerator)  (Denominator)   Amount
                                                 ------------------------------------
Basic EPS

Income available to common stockholders ......   $1,134,067     4,528,412    $   0.25
                                                                             ========
Effect of Diluted Securities  - None

Diluted EPS

Income available to common stockholders
    plus assumed conversions .................   $1,134,067     4,528,412    $   0.25
                                                 ====================================

                                                         For the 9 months Ended
                                                            September 30, 2001
                                                 ------------------------------------
                                                   Income        Shares     Per-Share
                                                 (Numerator)  (Denominator)   Amount
                                                 ------------------------------------
Basic EPS

Income available to common stockholders ......   $1,327,401     4,529,396    $   0.29
                                                                             ========
Effect of Diluted Securities  - None

Diluted EPS

Income available to common stockholders
    plus assumed conversions .................   $1,327,401     4,529,396    $   0.29
                                                 ====================================


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